                                                                       EX 3.1(B)
                            CERTIFICATE OF AMENDMENT

                                    OF

                       CERTIFICATE OF INCORPORATION

                                    OF

                       EQCC ASSET BACKED CORPORATION

                                   *****

EQCC ASSET BACKED CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

  FIRST: That the Board of Directors of said corporation, EQCC ASSET BACKED CORPORATION, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

   RESOLVED, that the Certificate of Incorporation of EQCC ASSET BACKED CORPORATION, be amended by changing the Fourth Article thereof so that, as amended, said Fourth Article shall be and read as follows:

The Capital stock of this Company shall be increased and changed and converted from 1,000 shares, consisting of 1,000 shares of Common Stock, without nominal or par value, to 2,000 shares, consisting of 1,000 shares of Class A Voting Stock and 1,000 shares of Class B Non-Voting Stock, all without nominal or par value in exchange and conversion for each of the shares of Common Stock of this Company now issued and outstanding. Each holder of an outstanding share of Common Stock shall be entitled to receive one share of each Class A Voting Stock and one share of Class B Non-Voting Stock in exchange for each share of Common Stock held.

The designations, rights, privileges, limitations, preferences, voting powers, prohibitions, restrictions, or qualifications of the voting and other rights and powers, and the terms as to redemption of the shares of each class, are as follows:

(1) The holders of Class A Voting Common Stock shall be entitled to vote to elect the directors of the Company and to vote on any other matter to property come before Stockholders for vote, except to further amend the articles of the Company in any way that would modify the rights of the holders of Class B Non-Voting Stock. No dividend or other distribution of corporate assets shall be made to holders of Class A Voting Stock.

(2) Dividends may be paid to the owners of record of Class B Non-Voting Stock from time to time from the earnings and accumulated surplus of the Company. Holders of Class A Voting Stock shall not participate in any distribution of the earnings or surplus of the Company but shall be entitled to receive a prorated return of paid in capital in the event of dissolution of the Company

  SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
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  THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said EQCC ASSET BACKED CORPORATION has caused this certificate to be signed by Helen B. Eggers, its Director and President and James B. Dodd, its Director, this 29th day of August, 2001.

                                          EQCC ASSET BACKED CORPORATION

                                                /s/ Helen B. Eggers
                                          By: ____________________________

                                          Helen B. Eggers, President and
                                          Director

                                                /s/ James B Dodd
                                          By: ___________________________

                                          James B Dodd, Director
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                              State of Delaware

                       Office of the Secretary of State

                               ----------------

  I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "EQCC ASSET BACKED CORPORATION", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF SEPTEMBER, A.D 2001, AT 11:30 O'CLOCK A.M.

  A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

                                          /s/ Harriet Smith Windsor
                                          _____________________________________
Seal Of Secretary of State                 Harriet Smith Windsor, Secretary of
                                           State

                                          AUTHENTICATION: 1342374

                                                DATE: 09-14-01